EXHIBIT 4.1

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

By and Among

AVG TECHNOLOGIES N.V.,

and

The Investors

as defined herein

Dated as of October 1, 2009

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of October 1, 2009, by and among AVG Technologies N.V., a public limited liability company (naamloze vennootschap) incorporated under the laws of The Netherlands (formerly known as “Grisoft International B.V.”) (together with any successor thereto, the “Company”), and the persons designated as Investors on Schedule I hereto (each an “Investor,” and collectively, the “Investors”).

WHEREAS, the Company and the Investors are entering into a Share Purchase and Subscription Agreement (the “Purchase Agreement”) concurrently herewith;

WHEREAS, the Company and the Investors are entering into an Amended and Restated Shareholders Agreement (the “Shareholders Agreement”) concurrently herewith;

WHEREAS, pursuant to the Purchase Agreement, (i) the Sellers (as defined therein) are selling part of Class A Shares, Class B Shares and Class E Shares (each as defined in Section 1(a)(i), (ii) and (iv)) of the Company, and the Purchaser (as defined therein) is purchasing the Class D Shares (as defined in Section 1(a)(iii)) issued upon conversion of such Class A Shares, Class B Shares and Class E Shares, (ii) the Company is selling, and the Purchaser is subscribing for, additional Class D Shares and (iii) GHBV (as defined in Section 1(a)(xi)) is selling, and the Purchaser is purchasing, Class B Shares of the Company, in each case, as set forth in the Purchase Agreement;

WHEREAS, following consummation of the transactions contemplated by the Purchase Agreement, the Investors are holders of (i) all issued and outstanding shares of the Company’s Class A Shares, (ii) all issued and outstanding shares of the Company’s Class B Shares, (iii) all issued and outstanding shares of the Company’s Class D Shares; and (iv) all of the issued and outstanding shares of the Company’s Class E Shares;

WHEREAS, the parties wish to amend and restate that certain Registration Rights Agreement, dated as of August 25, 2005, by and among the Company and certain of the Investors (the “Original Agreement”), in its entirety to provide as set forth in this Agreement; and

WHEREAS, it is a condition to the consummation of the transactions under the Purchase Agreement that the Company enter into this Agreement to agree upon the terms on which the securities of the Company, now or hereafter held by the Investors, will be registered for sale to the public.

NOW, THEREFORE, the Company and the Investors hereby agree as follows:

1. Interpretation.

(a) As used in this Agreement, the following terms shall have the following respective meanings:

(i) “Class A Shares” shall mean the Class A Convertible Shares, par value €0.01 per share, of the Company, together with any shares or other securities issued or issuable with respect thereto (whether by way of a share dividend or share split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

(ii) “Class B Shares” shall mean the Class B Convertible Shares, par value €0.01 per share, of the Company, together with any shares or other securities issued or issuable with respect thereto (whether by way of a share dividend or share split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

(iii) “Class D Shares” shall mean the Class D Convertible Preferred Shares, par value €0.01 per share, of the Company, together with any shares or other securities issued or issuable with respect thereto (whether by way of a share dividend or share split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

(iv) “Class E Shares” shall mean the Class E Convertible Shares, par value €0.01 per share, of the Company, together with any shares or other securities issued or issuable with respect thereto (whether by way of a share dividend or share split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

(v) “Commission” shall mean the United States Securities and Exchange Commission, or any other United States federal agency at the time administering the Securities Act and the Exchange Act.

(vi) “Company” has the meaning set forth in the preamble.

(vii) “Controlling Person” has the meaning set forth in Section 7(a).

(viii) “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as may be amended from time to time, or any similar successor United States federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

(ix) “Fund Indemnitee” has the meaning set forth in Section 7(f).

(x) “Fund Indemnitor” has the meaning set forth in Section 7(f).

(xi) “GHBV” means Grisoft Holdings B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands.

(xii) “Holder” shall mean (i) any Investor holding Registrable Securities and (ii) any Person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 12 hereof.

(xiii) “Indemnified Party” has the meaning set forth in Section 7(a).

(xiv) “Initiating Investor” has the meaning set forth in Section 2(a).

(xv) “Inspector” has the meaning set forth in Section 5(j).

(xvi) “Intel” means Intel Capital (Cayman) Corporation, a company limited by shares incorporated in the Cayman islands.

(xvii) “Investor” has the meaning set forth in the preamble.

(xviii) “IPO” has the meaning set forth in Section 2(a).

(xix) “Non-U.S. Regulatory Agency” shall mean any securities commission or other regulatory authority with jurisdiction over any of the London Stock Exchange, the NYSE Euronext Exchange, the Prague Stock Exchange or the Warsaw Stock Exchange or securities listed thereon or registered therewith.

(xx) “Non-U.S. Securities Laws” means the securities laws of any of the United Kingdom, the Netherlands, the Czech Republic or Poland, and the stock exchange rules of any of the London Stock Exchange, the NYSE Euronext Exchange, the Prague Stock Exchange or the Warsaw Stock Exchange or securities listed thereon or registered therewith, and the rules, regulations, instruments, orders and rulings issued thereunder or in relation thereto, as they may be in effect from time to time.

(xxi) “Ordinary Shares” shall mean the Ordinary Shares, par value €0.01 per share, of the Company, together with any shares or other securities issued or issuable with respect thereto (whether by way of a share dividend or share split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

(xxii) “Original Agreement” has the meaning set forth in the Recitals.

(xxiii) “PEF” means PEF V Information Technology II S.a.r.l., a private limited liability company (société à responsabilité limitée) incorporated and organized under the laws of Luxembourg.

(xxiv) “Person” shall mean any individual, corporation, joint venture, trust, unincorporated organization, limited liability company or partnership, any government (or agency or political subdivision thereof) or any other entity of any kind.

(xxv) “Purchase Agreement” has the meaning set forth in the Recitals.

(xxvi) “Registrable Securities” shall mean (i) any Ordinary Shares held by an Investor or subject to acquisition by any Investor upon conversion of the Class A Shares, Class B Shares, Class D Shares or Class E Shares (it being understood that for purposes of this Agreement, an Investor will be deemed to be a holder of Registrable Securities whenever such Investor has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected), subject to Section 12, and (ii) any other securities issued and issuable with respect to any such shares described in clause (i) above by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that if an Investor owns Class A Shares, Class B Shares, Class D Shares or Class E Shares, the Investor may exercise its registration rights hereunder by converting the securities to be sold under the relevant registration statement into Ordinary Shares as of the closing of the relevant offering and shall not be required to cause such Class A Shares, Class B Shares, Class D Shares, or Class E Shares, as applicable, to be converted to Ordinary Shares unless and until such closing occurs; and provided, further, that any Ordinary Shares that are sold in a registered sale pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 thereunder and all transfer restrictions and restrictive legends with respect to such Registrable Securities are removed upon consummation of such sale, or an effective registration statement (or equivalent document) under any Non-U.S. Securities Laws, shall not be deemed to be Registrable Securities.

(xxvii) “Registration Expenses” has the meaning set forth in Section 6.

(xxviii) “Requisite Investors” means the Investors holding not less than a majority in interest of the then outstanding Registrable Securities held by all Investors.

(xxix) “Securities Act” shall mean the U.S. Securities Act of 1933, as may be amended from time to time, or any similar successor United States federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

(xxx) “Selling Shareholders” has the meaning set forth in Section 4(b).

(xxxi) “Shareholders Agreement” has the meaning set forth in the Recitals.

(xxxii) “Short-Form Registration Statement” has the meaning set forth in Section 3(a).

(xxxiii) “Supervisory Board” means the Supervisory Board of the Company.

(xxxiv) “TA” means TA AVG Participations Coöperatief U.A., a cooperative (coöperatie) incorporated under the laws of The Netherlands.

(b) Notwithstanding anything to the contrary contained herein, any and all references in this Agreement to the Commission, registration of securities, effectiveness of a registration statement, a registration statement, a Commission form, the Exchange Act, the

Securities Act or independent public accountants, shall be construed to include, mutatis mutandis, as applicable, any applicable Non-U.S. Regulatory Agency or applicable Non-U.S. Securities Laws, as the context may require. Sections 4, 6, 7 and 10 herein shall apply mutatis mutandis to any offering of the Company’s securities in the United Kingdom, the Netherlands, Poland and/or the Czech Republic. Notwithstanding anything in this Agreement to the contrary, if the Company has completed an IPO in one or more countries and has not completed an IPO or otherwise become a reporting issuer in one or more other countries, a registration, listing or secondary offering pursuant to Section 2(a)(iii) or Section 3 or as contemplated by Section 1(c) herein may only be made in such countries in which the Company has completed an IPO, or otherwise become a reporting issuer.

(c) Without prejudice to the rights and obligations of the Investors under this Agreement, in the event any of the Company’s securities (including depository receipts of such securities) issued by the Company are admitted to trading on a regulated market outside the United States and none of such securities are registered with the US Securities and Exchange Commission, each of (i) TA, (ii) PEF or (iii) the holders of a majority of the Registrable Securities then-outstanding (acting jointly), can initiate a secondary offering (with participation of the Company and the Management Board of the Company, including in the road show), provided that such process may not be initiated more than once every six (6) months, and all Investors shall be entitled but not obliged to sell shares and otherwise participate in such offering process on a pro rata basis. For the avoidance of doubt, the provisions of this Agreement shall apply to any offering described in this Section 1(c), other than Sections 2 and 3, but in any event, including Sections 4, 6, 7 and 10.

2. Demand Registrations/Public Offerings.

(a) Any of (i) the parties entitled to initiate an initial public offering of the Company’s Ordinary Shares pursuant to an effective registration under the Securities Act or any registration or listing under any applicable Non-U.S. Securities Law (the “IPO”) pursuant to and in accordance with Section 2.7.c of the Shareholders Agreement, (ii) on or after October 1, 2016, TA, pursuant to and in accordance with Section 2.8.d of the Shareholders Agreement, or (iii) at any time following the IPO, (x) TA, (y) PEF or (z) any two (2) Holders (acting jointly), as long as they together hold in aggregate at least 10% of the Registrable Securities, may request that the Company register under the Securities Act or register or list under any applicable Non-U.S. Securities Laws, as applicable, all or any portion of the Registrable Securities held by such Investor or group of Investors (any Investor or group of Investors with respect to any registration initiated by such Investor or group of Investors pursuant to clauses (i) through (iii) above shall be referred to herein as the “Initiating Investor” or “Initiating Investors”, as the case may be). Upon receipt of any request pursuant to clause (i), (ii) or (iii), as the case may be, the Company shall promptly deliver notice of such request to all Holders, if any, who shall then have thirty (30) days to notify the Company in writing of their desire to be included in such registration or listing. If the request for registration or listing contemplates an underwritten public offering, the Company shall state such in the written notice and in such event the right of any Holder to participate in such registration or listing shall be conditioned upon such Holder’s participation in such underwritten public offering and the inclusion of such Holder’s Registrable Securities in the underwritten public offering to the extent provided herein. The Company will use its reasonable best efforts to expeditiously effect the registration or listing of all Registrable Securities whose Holders request, pursuant to this Section 2, participation in such registration under the Securities Act or registration or listing under any applicable Non-U.S. Securities Laws, as applicable, and to qualify such Registrable Securities for sale under any provincial, local or state blue sky law if applicable; provided, however, that the Company shall not be required to effect any registration or listing pursuant to a request under Section 2(a)(iii) (1) more than one (1) time where PEF is the Initiating Investor, (2) more than two (2) times where TA is the Initiating Investor, or (3) more than one (1) time where two (2) Holders (acting jointly) are Initiating Investors; provided, further, that after eighteen (18) months following the IPO, either TA or PEF may use TA’s second request under Section 2(a)(i), notwithstanding anything contained in clause (1) above; provided further, however, that the Company shall not be required to effect any registration or listing pursuant to a request under Section 2(a)(iii) during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date ninety (90) days immediately following the effective date of, any registration statement or comparable listing document pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction (or any similar rule of the Commission or Non-U.S. Regulatory Agency) or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement or comparable listing document to become effective. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 2 within ninety (90) days after the effective date of a registration statement or comparable listing document filed by the Company covering an underwritten public offering in which the Holders shall have been entitled to join pursuant to this Section 2 or Section 4 hereof and in which there shall have been effectively registered or listed some or all shares of Registrable Securities as to which registration shall have been so requested. The Company may postpone the filing or the effectiveness of any registration statement or comparable listing document pursuant to this Section 2 for a reasonable time period, if the Company has been advised by legal counsel that such filing or effectiveness would require disclosure of a material financing, acquisition or other corporate transaction, and the Supervisory Board determines in good faith that such disclosure is not in the best interests of the Company and its shareholders; provided that such postponements shall not (i) exceed ninety (90) days in the aggregate during any twelve (12) month period or (ii) occur more than once in any twelve (12) month period, and the Company shall thereafter be required to file and use its reasonable best efforts to make effective as promptly as practicable any request for a registration or listing still pending by the Initiating Investor or Initiating Investors, as the case may be; provided, further, that in such event the Initiating Investor or Initiating Investors, as the case may be, shall be entitled to withdraw a request for registration or listing under this Section 2(a) and such registration or listing will not count as a requested registration or listing by the Initiating Investor or Initiating Investors, as the case may be, if the Initiating Investor or Initiating Investors, as the case may be, pay all Registration Expenses incurred, if any, in connection therewith (provided that if such registration or listing is subsequently re-commenced and consummated, it will count as a requested registration under this Section 2(a) and the Company shall promptly reimburse such Initiating Investor or Initiating Investors, as the case may be, for such Registration Expenses, other than any incremental Registration Expenses incurred as a result of the withdrawal and subsequent re-commencement of such registration or listing). A registration or listing will not count as a requested registration or listing under this Section 2(a) until the registration statement or comparable listing document relating to such registration or listing has been declared effective by the Commission or the applicable Non-U.S. Regulatory Agency at the request of the Initiating Investor or Initiating Investors, as the case may be; provided, however, that if the Initiating Investor or Initiating Investors, as the case may be, shall request, in writing, that the Company withdraw a registration statement or comparable listing document which has been filed under this Section 2(a) but has not yet been declared effective, the Initiating Investor or Initiating Investors, as the case may be, may thereafter request the Company to reinstate such registration statement or comparable listing document, if permitted under the Securities Act or any applicable Non-U.S. Securities Laws, or to file another registration statement or comparable form, in accordance with the procedures set forth herein. In addition, a registration or listing will not count as a requested registration or listing under this Section 2(a) in the event that more than seventy percent (70%) of the Registrable Securities sought to be included by the Investors in such registration or listing are excluded from such registration or listing in accordance with Section 2(b) or Section 4(b).

(b) If a requested registration or listing pursuant to this Section 2 involves an underwritten public offering and the managing underwriter of such offering determines in good faith that the number of securities sought to be offered should be limited due to market conditions, then the number of securities to be included in such underwritten public offering shall be reduced to a number deemed satisfactory by such managing underwriter; provided, however, that, subject to Section 4(c) in the case of an IPO, the securities to be excluded shall be determined in the following sequence: (i) first, securities held by any Persons not having contractual, incidental registration rights, (ii) second, securities held by any Persons having contractual, incidental registration rights pursuant to an agreement other than this Agreement, (iii) third, shares sought to be registered or listed by the Company with the consent of the Requisite Investors, if any, and (iv) fourth, the Registrable Securities sought to be included by the Investors pursuant to Section 2(a), it being understood that except as provided in Section 4(c), no shares shall be registered for the account of the Company or any shareholder other than the Investors unless all Registrable Securities for which Investors have requested registration have been registered. If there is a reduction of the number of securities registered pursuant to clauses (i), (ii) or (iv), except as provided in Section 4(c), such reduction shall be made on a pro rata basis (based upon the aggregate number of shares of Registrable Securities held by the holders in each tranche and subject to the priorities set forth in the preceding sentence).

(c) With respect to a request for registration or listing pursuant to Section 2(a) which is for an underwritten public offering, the managing underwriter and/or consortium of underwriters shall be chosen by the Initiating Investor or Initiating Investors, as the case may be, subject, in each case, to consultation by the Initiating Investor or Initiating Investors, as the case may be, with the Supervisory Board and the other Investors; provided, that if the registration or listing is initiated pursuant to Section 2(a)(i) and the consortium of underwriters selected by the Initiating Investor or Initiating Investors, as the case may be, does not contain either UBS or Goldman Sachs, the Supervisory Board shall select the consortium of underwriters rather than the Initiating Investor or Initiating Investors, as the case may be; provided, further, in the event of a registration or listing pursuant to Section 2(a)(iii), pursuant to which TA has elected to sell Registrable Securities, TA shall have the right to choose the managing underwriter (regardless of whether TA is the Initiating Investor), subject to consultation with the Supervisory Board and the other Investors. The Company may not cause any other registration or listing of securities for sale for its own account (other than a registration or listing effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act, or other similar Non-U.S. Securities Law, is applicable) to become effective within ninety (90) days following the effective date of any registration or listing required pursuant to this Section 2 or Section 3.

3. Form S-3.

(a) After an IPO, the Company shall use its reasonable best efforts to qualify and remain qualified to register securities on Form S-3 or Form F-3 (or any comparable successor form) under the Securities Act or comparable short-form registration statement (if any) under applicable Non-U.S. Securities Laws. For so long as the Company is qualified to register securities on Form S-3 (or any comparable successor form) or any short form registration statement, prospectus or similar form to Form S-3 under applicable Non-U.S. Securities Laws (a “Short-Form Registration Statement”), any Investor then holding 10% or more of the Registrable Securities may request registration or listing on a Short-Form Registration Statement for the Registrable Securities held by such requesting Investor; provided, that the Registrable Securities anticipated to be included in such offering shall have an aggregate sale price (net of underwriting discounts and commissions, if any) in excess of $1,000,000; provided, further, that the Company shall not be required to effect any registration or listing pursuant to this Section 3 more than two (2) times in any twelve (12) month period; provided further, however, that the Company shall not be required to effect any registration or listing pursuant to a request under Section 3 during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date ninety (90) days immediately following the effective date of, any registration statement or comparable listing document pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction (or any similar rule of the Commission or Non-U.S. Regulatory Agency) or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement or comparable listing document to become effective. Such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such Investors. The Company shall give notice to all other Holders of the receipt of a request for registration or listing pursuant to this Section 3 and such Holders shall then have thirty (30) days to notify the Company in writing of their desire to participate in the registration or listing. If the request for registration or listing contemplates an underwritten public offering, the Company shall state such in the written notice and, in such event, the right of any Holder to participate in such registration or listing shall be conditioned upon such Holder’s participation in such underwritten public offering and the inclusion of such Holder’s Registrable Securities in the underwritten public offering to the extent provided herein. The Company shall use its reasonable best efforts to effect promptly the registration or listing of all shares on a Short-Form Registration Statement to the extent requested by such Investors; provided, however, the Company may postpone the filing or the effectiveness of any registration statement pursuant to this Section 3 for a reasonable period of time, if the Company has been advised by legal counsel that such filing or effectiveness would require disclosure of a material financing, acquisition or other corporate transaction, and the Supervisory Board determines in good faith that such disclosure is not in the best interests of the Company and its shareholders; provided, that such postponements shall not (i) exceed ninety (90) days in the aggregate during any twelve (12) month period or (ii) occur more than once in any twelve (12) month period, and the Company shall thereafter be required to file and use its reasonable best efforts to make effective as promptly as practicable any request for a registration or listing still pending under this Section 3.

(b) If a requested registration or listing pursuant to Section 3 involves an underwritten public offering and the managing underwriter of such offering determines in good faith that the number of securities sought to be offered should be limited due to market conditions, then the number of securities to be included in such underwritten public offering shall be reduced to a number deemed satisfactory by such managing underwriter; provided, however, that the securities to be excluded shall be determined in the following sequence: (i) first, securities held by any Persons not having contractual, incidental registration rights, (ii) second, securities held by any Persons having contractual, incidental registration rights pursuant to an agreement other than this Agreement, (iii) third, shares sought to be registered or listed by the Company with the consent of the Requisite Investors, if any, (iv) fourth, the Registrable Securities sought to be included by the Investors pursuant to Section 3(a), it being understood that no shares shall be registered for the account of the Company or any shareholder other than the Investors unless all Registrable Securities for which Investors have requested registration have been registered). If there is a reduction of the number of securities registered pursuant to clauses (i), (ii) or (iv), such reduction shall be made on a pro rata basis (based upon the aggregate number of shares of Registrable Securities held by the holders in each tranche and subject to the priorities set forth in the preceding sentence).

(c) With respect to a request for registration or listing pursuant to Section 3(a), which is for an underwritten public offering, the managing underwriter shall be chosen by the Holders of a majority in interest of the Registrable Securities to be included in such registration or listing pursuant to Section 3(a), subject to consultation with the Supervisory Board and the other Holders including Registrable Securities in such registration or listing; provided, that if TA is including Registrable Securities in such registration or listing, the managing underwriter shall be chosen by TA, subject to consultation by TA with the Supervisory Board and the other Investors including Registrable Securities in such registration or listing.

4. Piggyback Registration.

(a) If at any time or times, the Company shall propose to register or list any of its Ordinary Shares or securities convertible into or exchangeable or exercisable for any of its Ordinary Shares under the Securities Act or any Non-U.S. Securities Law for sale to the public (whether in connection with a public offering of securities by the Company, a public offering of securities by shareholders, or both (including an IPO), other than pursuant to a demand under Section 2 or Section 3 hereof for which the registration process and priorities are described therein, and except (i) with respect to registration statements on Forms S-4, S-8, F-4, F-7, F-8, F-10 (if in connection with an exchange offer or business combination) or another form not available for registering or listing the Registrable Securities for sale to the public, and (ii) in connection with a registration or listing effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission or Non-U.S. Regulatory Agency, or any entity under the Securities Act or Non-U.S. Securities Laws, is applicable), the Company shall promptly give written notice at the applicable address of record to Holders, other than any Holder who has initiated the registration or listing, of its intention to do so. Upon the written request of any of such Holder, given within thirty (30) days after receipt by such Holder of such notice, the Company shall, subject to the limits contained in this Section 4, use its reasonable best efforts to cause all such Registrable Securities of said requesting Holder to be registered under the Securities Act or (if applicable) registered or listed under any Non-U.S. Securities Law and qualified for sale under any provincial, local or state blue sky law, if applicable, all to the extent required to permit such sale or other disposition of said Registrable Securities.

(b) Notwithstanding the foregoing, if the Company is advised in writing in good faith by any managing underwriter of the Company’s securities being offered in a public offering pursuant to such registration statement or comparable listing document that the amount to be sold by Persons other than the Company (collectively, “Selling Shareholders”) is greater than the amount which can be offered without adversely affecting the offering, the Company may reduce the amount offered for the accounts of Selling Shareholders (including such Investors holding shares of Registrable Securities) to a number deemed satisfactory by such managing underwriter. In such event, the shares to be excluded shall be determined in the following sequence: (i) first, securities held by any Persons not having contractual, incidental registration rights, (ii) second, securities held by any Persons having contractual, incidental registration rights pursuant to an agreement other than this Agreement, and (iii) third, the Registrable Securities sought to be included by the Holders thereof requesting such registration or listing pursuant to Section 4(a). If there is a reduction of the number of Registrable Securities pursuant to clauses (i), (ii) or (iii), except as provided in Section 4(c), such reduction shall be made on a pro rata basis (based upon the aggregate number of shares of Registrable Securities held by the holders in each tranche and subject to the priorities set forth in the preceding sentence).

(c) Notwithstanding anything in Section 2 or this Section 4 to the contrary, in the event of an IPO in which TA requests that any Registrable Securities held by it be included pursuant to Section 2(a) or Section 4(a), if the number of securities being offered in such IPO is being reduced pursuant to Sections 2(b) or 4(b), as applicable, the maximum number of Registrable Securities that TA shall be permitted to include in such offering shall be equal to fifty percent (50%) multiplied by TA’s pro rata share of the total Registrable Securities outstanding (determined by dividing the number of Registrable Shares held by TA by the total number of Registrable Shares outstanding and held by Holders). Any subsequent adjustments in the number of shares to be so registered by the Company and the Investors at the IPO shall be made based upon the aggregate number of Registrable Securities held by the holder in each tranche other than TA plus the number of Registrable Securities held by TA which are to be included in such IPO following the application of the first sentence of this Section 4(c) and subject to the priorities set forth in Sections 2(b) or 4(b), as applicable.

5. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its reasonable best efforts to effect the registration of any of its securities under the Securities Act or the registration or listing under any Non-U.S. Securities Law, as applicable, the Company will, as expeditiously as possible:

(a) prepare and file with the Commission or such Non-U.S. Regulatory Agency, as applicable, a registration statement or comparable listing document on the appropriate form under the Securities Act or such Non-U.S. Securities Laws, as applicable, with respect to such securities, which form shall comply as to form in all respects with the requirements of the applicable form and include all financial statements required by the Commission or such Non-U.S. Regulatory Agency, as applicable, to be filed therewith, and use its reasonable best efforts to cause such registration statement or comparable listing document to become and remain effective until completion of the proposed offering;

(b) notify each holder of Registrable Securities of the effectiveness of each registration statement or comparable listing document filed hereunder and prepare and file with the Commission or Non-U.S. Regulatory Agency, as applicable, such amendments, post-effective amendments, and supplements to such registration statement or comparable listing document and the prospectus used in connection therewith as may be necessary to keep such registration statement or comparable listing document effective as contemplated herein and to comply with the provisions of the Securities Act or such Non-U.S. Securities Laws, as applicable, with respect to the sale or other disposition of all securities covered by such registration statement or comparable listing document whenever the seller or sellers of such securities shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Agreement;

(c) furnish to each selling Holder and the underwriters, if any, such number of copies of such registration statement or comparable listing document, any amendments thereto, any documents incorporated by reference therein, the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act or such applicable Non-U.S. Securities Laws, as applicable, and such other documents as such selling Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such selling Holder;

(d) use its reasonable best efforts to register or qualify the securities covered by such registration statement or comparable listing document under the securities or state “blue sky” laws of such jurisdictions as each selling Holder may request, and do any and all other acts and things which may be necessary under such state securities or “blue sky” laws to enable such selling Holder to consummate the public sale or other disposition in such jurisdictions of the securities owned by such selling Holder; provided that, notwithstanding any other provision of this Agreement, the Company shall not be required to register or qualify the securities in any jurisdictions which require it to qualify to do business or subject itself to general service of process therein;

(e) within a reasonable time, but in any event not less than two (2) Business Days (as such term is defined in the Purchase Agreement), before each filing of the registration statement, comparable listing document or prospectus or amendments or supplements thereto with the Commission or such Non-U.S. Regulatory Agency, as applicable, furnish to counsel selected by the Investors holding not less than a majority of the participating Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the approval of such counsel, which approval shall not be unreasonably withheld, delayed or conditioned;

(f) promptly notify each selling Holder, such selling Holders’ counsel and any underwriter and (if requested by any such Person) confirm such notice in writing, of the happening of any event which makes any statement made in the registration statement, comparable listing document or related prospectus untrue, or which requires the making of any changes in such registration statement, comparable listing document or prospectus so that they will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and thereafter, prepare and file with the Commission or such Non-U.S. Regulatory Agency, as applicable, and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading;

(g) use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a registration statement or comparable listing document, and if one is issued promptly notify each selling Holder of the receipt of such notice and use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement or comparable listing document at the earliest possible moment;

(h) if requested by the managing underwriter or underwriters (if any), any selling Holder, or such selling Holder’s counsel, promptly incorporate in a prospectus supplement or post-effective amendment such information as such Person requests to be included therein with respect to the selling Holder or the securities being sold, including, without limitation, with respect to the securities being sold by such selling Holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(i) use its reasonable best efforts to cause, to the extent applicable, the Registrable Securities covered by a registration statement or comparable listing document to be registered or listed, as applicable, with or approved by such other governmental agencies or authorities and to obtain such approvals, consents and make such filings as may be necessary by virtue of the business and operations of the Company to enable the holders to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;

(j) make available to each selling Holder, any underwriter participating in any disposition pursuant to a registration statement or comparable listing document, and any attorney, accountant or other agent or representative retained by any such selling Holder or underwriter (an “Inspector”), all financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement or comparable listing document subject, in each case, to such confidentiality agreements as the Company shall reasonably request;

(k) enter into any reasonable underwriting agreement required by the proposed managing underwriter or underwriter(s) for the selling Holders, if any, and use its reasonable best efforts to facilitate the public offering of the securities; provided, however, that no Investor shall be required to make any representations or warranties other than with respect to its title to the Registrable Securities and any written information provided by them to the Company specifically for use in the registration statement, and if the proposed managing underwriter or underwriter(s) require that representations or warranties be made and that indemnification be provided, the Company shall make all such representations and warranties and provide all such indemnities, including, without limitation, in respect of the Company’s business, operations and financial information and the disclosures relating thereto in the prospectus;

(l) request that each prospective selling Holder be furnished a signed counterpart, addressed to the prospective selling Holder, of (i) an opinion of counsel for the Company, dated the effective date of the registration statement, and (ii) if and to the extent permitted by applicable professional standards, a “comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants’ letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of the Company’s counsel and in accountants’ letters delivered to the underwriters in underwritten public offerings of securities;

(m) use its reasonable best efforts to cause the securities covered by such registration statement or comparable listing document to be listed on the securities exchange or quoted on the quotation system on which the similar securities issued by the Company are then listed or quoted (or, if the Ordinary Shares are not yet listed or quoted, then on such exchange or quotation system as the Investors and the Company shall determine);

(n) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission or such Non-US Regulatory Agency, as applicable, and make generally available to its shareholders, in each case as soon as practicable, but not later than thirty (30) days after the close of the period covered thereby, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any comparable successor provisions) or the comparable provisions of applicable Non-U.S. Securities Laws;

(o) from and after the date of the Company’s IPO, (i) if the Company is subject to the reporting requirements of the Exchange Act, comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable listing requirements, and (ii) establish and maintain a system of adequate internal financial controls and a board of directors comprised of a majority of independent directors which directors shall comprise the audit committee and be members of the compensation and nominating and governance committees;

(p) cooperate with the sellers of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

(q) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act or to be filed with any Non-U.S. Regulatory Agency pursuant to the applicable Non-U.S. Securities Laws;

(r) appoint a transfer agent and registrar for all Registrable Securities, if applicable, covered by a registration statement or comparable listing document not later than the effective date of such registration statement or comparable listing document;

(s) provide a CUSIP number for the Registrable Securities no later than the effective date of the registration statement;

(t) in connection with an underwritten offering, to the extent reasonably requested by the managing underwriter for the offering or the selling holders, participate in and support customary efforts to sell the securities in the offering, including, without limitation, participating in “road shows”;

(u) permit any Holder, which Holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration statement or comparable listing document and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included;

(v) otherwise cooperate with the underwriter(s), the Commission or other applicable Non-U.S. Regulatory Agency and take all reasonable actions and execute and deliver or cause to be executed and delivered all documents reasonably necessary to effect the registration of any securities under this Agreement;

(w) correct any deficiency (in the judgment of either the Company or the Holders of Registrable Securities) between the preliminary prospectus and the final prospectus, and pay any expenses associated with the recirculation of the final prospectus following the correction of such deficiency; and

(x) use its reasonable best efforts to comply or continue to comply in all material respects with the Securities Act and the Exchange Act so as to enable any Holder to sell Registrable Securities pursuant to Rule 144 under the Securities Act.

If any registration statement or comparable listing document refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act, applicable Non-U.S. Securities Law or any similar Federal, state, provincial or local securities or “blue sky” statute, as applicable, and the applicable rules and regulations thereunder then in force, and applicable stock exchange rules and regulations then in force, deletion of the reference to such Holder.

6. Expenses. All expenses incurred by the Company and the Holders in effecting the registrations provided for in Sections 2, 3 and 4, including, without limitation, all registration, listing and filing fees, printing expenses, reasonable fees and disbursements of counsel for the Company and one counsel for the Holders participating in such registration or listing as a group (to be selected by the Initiating Investor or Initiating Investors, as the case may be, subject, in each case, to consultation by the Initiating Investor or Initiating Investors, as the case may be, with the Supervisory Board and the other Investors for any registrations pursuant to Sections 2 and 3 and to be selected by the holders of a majority in interest of the Registrable Securities participating in such registration subject to consultation by such holders with the Supervisory Board and the other Investors participating in such registration for any registrations pursuant to Section 4; provided, that such counsel shall be selected by TA (regardless of whether TA is the Initiating Investor) in any registration or listing pursuant to Section 2(a)(iii) in which TA is including Registrable Securities, subject to consultation with the Supervisory Board and the other Investors), underwriting expenses (other than commissions or discounts), expenses of any audits incident to or required by any such registration and expenses of complying with the securities or “blue sky” laws of any jurisdictions (all of such expenses referred to as “Registration Expenses”), shall be paid by the Company, whether or not the registration statement or comparable listing document to which such Registration Expenses relate becomes effective (including where the Initiating Investor has requested that the Company withdraw a registration statement or comparable listing document that has been filed under Section 2, but not yet declared effective).

7. Indemnification.

(a) Incident to any registration statement or comparable listing document, whether pursuant to this Agreement or otherwise, and subject to applicable law, the Company shall indemnify and hold harmless each underwriter (as defined in the Securities Act) and each Holder (including its partners (including partners of partners, members and shareholders of any such partners)), and directors, officers, employees and agents of any of them, and each person who, directly or indirectly, controls, is controlled by or is under common control with any of them (a “Controlling Person”) (each an “Indemnified Party” and collectively, the “Indemnified Parties”) who offers or sells any such Registrable Securities in connection with such registration statement, from and against any and all losses, claims, expenses, damages or liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), as the same are incurred to which they, or any of them, may become subject under the Securities Act, the Exchange Act, any applicable Non-U.S. Securities Law, other federal, state, provincial or local statutory law or regulation, at common law, or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or action in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement or comparable listing document (or any amendment or supplement thereto) under which such securities were registered under the Securities Act or applicable Non-U.S. Securities Law or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any prospectus or comparable listing document (or any amendment or supplement thereto) or the omission or alleged omission therefrom at such date of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation by the Company of the Securities Act, any applicable Non-U.S. Securities Laws, any state, provincial or local securities or “blue sky” laws or any rule or regulation thereunder in connection with such registration, and except as otherwise provided in Section 7(d), the Company shall reimburse each such Indemnified Party in connection with investigating or defending any such liability as expenses in connection with the same are incurred; provided, however, that the Company shall not be liable to an Indemnified Party in any such case to the extent that any such liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, comparable listing document, preliminary or final prospectus, or amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Party specifically for use therein; and provided further, that the Company shall not be required to indemnify an Indemnified Party against any liability that arises out of the failure of an Indemnified Party to timely deliver a prospectus, or an amendment or supplement thereto, as required by the Securities Act or any applicable Non-U.S. Securities Law.

(b) Each Holder, if any, selling Registrable Securities included in any such registration or listing being effected shall indemnify and hold harmless each underwriter, the Company (including its directors, officers, employees and agents), and each other selling Holder (including its partners (including partners of partners, members and shareholders of such partners)) and directors, officers, employees and agents of any of them, and each Controlling Person, from and against any and all losses, claims, damages, expenses and liabilities, to which they, or any of them, may become subject under the Securities Act, the Exchange Act, any applicable Non-U.S. Securities Law, other federal, state, provincial or local statutory law or regulation, at common law, or otherwise to the same extent provided in Section 7(a) above, insofar as such liability (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement made by such Holder of any material fact which is contained, on the effective date thereof, in any registration statement or comparable listing document under which securities were registered under the Securities Act or registered or listed under any applicable Non-U.S. Securities Laws or any omission or alleged omission by such selling Holder to inform the Company of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement made by such Holder of a material fact which is contained in any prospectus or comparable listing document (or any amendment or supplement thereto) or the omission or alleged omission therefrom at such date of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in the case of both (i) and (ii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, comparable listing document, preliminary or final prospectus, amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such selling Holder specifically for use therein. In no event, however, shall the liability of any selling Holder for indemnification under this Section 7 in its capacity as a seller of Registrable Securities exceed the lesser of (x) that proportion of the total of such losses, claims, damages, expenses or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by such selling Holder, or (y) the amount equal to the proceeds to such selling holder of the securities sold in any such registration; and provided further, that no selling Holder shall be required to indemnify a Person against any liability which arises out of the failure of such other Person to timely deliver a prospectus, or an amendment or supplement thereto, as required by the Securities Act or any applicable Non-U.S. Securities Laws.

(c) Indemnification similar to that specified in Section 7(a) and (b) shall be given by the Company and each selling Holder (with such modifications as may be appropriate) with respect to any required registration or other qualification of their securities under any applicable Non-U.S. Securities Law, federal, state, provincial or local law or regulation of governmental authority other than the Securities Act.

(d) If the indemnification provided for in this Section 7 for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnified Party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 7, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the selling Holders and the underwriters from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the other selling Holders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the selling Holders and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the selling Holders, and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the selling Holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the selling Holders or the underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a selling Holder be required to contribute any amount under this Section 7 in excess of the lesser of (i) that proportion of the total of such losses, claims, damages, expenses or liabilities indemnified against equal to the proportion of the total Registrable Securities sold under such registration statement or comparable listing document that are being sold by such selling Holder or (ii) the proceeds received by such selling Holder from its sale of Registrable Securities under such registration statement or comparable listing document. No Person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act or any comparable provision of applicable Non-U.S. Securities Laws) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

(e) The amount paid by an indemnifying party or payable to an indemnified party as a result of the losses, claims, damages, expenses and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this Section 7 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties.

(f) The Company hereby acknowledges that certain members of its Supervisory Board (the “Fund Indemnitees”) may have rights to indemnification, advancement of expenses and/or insurance with respect to their service on the Supervisory Board or otherwise in connection with their relationship to, and involvement with, the Investors (collectively, the “Fund Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the Fund Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Fund Indemnitees are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by the Fund Indemnitees and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Restated Articles (as defined in the Purchase Agreement) (or any other agreement between the Company and the Fund Indemnitees), without regard to any rights the Fund Indemnitees may have against the Fund Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of the Fund Indemnitees with respect to any claim for which the Fund Indemnitees have sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Fund Indemnitees against the Company. The Company and the Fund Indemnitees agree that the Fund Indemnitors are express third party beneficiaries of the terms of this Section 7(f).

8. Information by the Holders.

(a) Each of the Holders holding Registrable Securities included in any registration referred to in Sections 2, 3 or 4 hereof shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration referred to in Sections 2, 3 or 4 hereof.

(b) In the event that, either immediately prior to or subsequent to the effectiveness of any registration statement or listing document used in connection with any registration referred to in Sections 2, 3 or 4 hereof, any Holder shall distribute Registrable Securities to its partners, beneficiaries or members, such Holder shall so advise the Company and provide such information as shall be necessary to permit an amendment to such registration statement or listing document to provide required information with respect to such partners, beneficiaries or members, as selling securityholders.

9. Compliance with Rule 144. In the event that the Company (i) registers a class of securities under Section 12 of the Exchange Act, or (ii) shall commence to file reports under Section 13 or 15(d) of the Exchange Act, the Company will use its reasonable best efforts thereafter to file with the Commission such information as is required under the Exchange Act for so long as there are Holders; and in such event, the Company shall use its reasonable best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any comparable successor rule). The Company shall furnish to any Holder upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 (or such comparable successor rule). After the occurrence of the first underwritten public offering of Ordinary Shares pursuant to an offering registered under the Securities Act on Form F-1, Form S-1 or Form SB-1 (or any comparable successor forms), subject to the limitations on transfers imposed by this Agreement, the Company shall use its reasonable best efforts to facilitate and expedite transfers of Registrable Securities pursuant to Rule 144 under the Securities Act or any similar rule or regulation hereafter adopted by the Commission, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities.

10. Market Stand-Off.

(a) Notwithstanding any other provisions of this Agreement, each Holder (including any permitted transferee thereof) agrees, if requested by the Company and the managing underwriter of Registrable Securities in connection with any underwritten public offering of the Company, not to directly or indirectly lend, pledge, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any equity securities of the Company held by it for (a) one hundred eighty (180) days following the effective date of the relevant registration statement filed under the Securities Act or comparable listing document filed under any applicable Non-U.S. Securities Laws in connection with the Company’s initial public offering of Registrable Securities, or (b) ninety (90) days following the effective date of the relevant registration statement or comparable listing document in connection with any other public offering of Registrable Securities, as such underwriter shall specify reasonably and in good faith, provided that such lock up is conditional upon all shareholders then holding 1% or more of the Company’s shares agreeing to substantially similar restrictions (each Holder to have the same terms unless otherwise agreed by each of the Holders) and also provided that in the event that any such shareholder is released from such lock up wholly or partly (notice of such release to be given by the underwriters and/or the Company to all Holders at least five (5) Business Days in advance) all Holders shall at the time of such release automatically be released to the same extent so that for the avoidance of doubt if 50% of the holding of a shareholder is released 50% of each Holder’s shares are also so released. Notwithstanding the foregoing, if: (x) during the last 17 days of the foregoing 180-day period or 90-day period, as applicable, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of the 180-day period or 90-day period, as applicable, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the period, then the restrictions described above shall continue to apply until the expiration of an 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. Each Investor shall enter into customary letter agreements to the foregoing effect if so requested by the Company and any managing underwriter.

(b) In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities of the Company held by each Holder of Registrable Securities (and the securities of every other person subject to the foregoing restriction) until the end of such period.

11. Amendments The provisions of this Agreement may be amended or waived only with the written consent of the Requisite Investors and the Company; provided, that, notwithstanding anything herein to the contrary (i) no amendment to Section 7 (Indemnification) and/or Section 10 (Market Stand-off) shall be made without the written consent of all parties; and (ii) no amendment that adversely affects any Investor (which shall include for the avoidance of doubt any removal of any opportunity such Investor has to participate in any secondary offering of any shares of the Company pursuant hereto) and/or no amendment to a provision in which any Investor is specifically named shall be effective without the written consent of such Investor.

12. Transferability of Registration Rights. The registration rights set forth in this Agreement are transferable to each Permitted Transferee (as defined in the Shareholders Agreement) of Registrable Securities or to any person to whom 10% or more of the then outstanding Registrable Securities are transferred. Any Permitted Transferee of Registrable Securities held by an Investor shall be deemed to be within the definition of an “Investor.” Each subsequent holder of Registrable Securities must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement.

13. Rights Granted to Subsequent Investors. Other than Permitted Transferees of Registrable Securities, the Company shall not, without the prior written consent of the Requisite Investors, (a) allow purchasers of the Company’s securities to become a party to this Agreement or (b) grant any other registration rights to any third parties other than subordinate piggyback registration rights.

14. Miscellaneous.

(a) The provisions of Article 7.2 of the Purchase Agreement shall be applicable mutatis mutandis to this Agreement.

(b) The laws of The Netherlands shall govern the interpretation validity and performance of the terms of this Agreement.

(c) This Agreement may be executed in two or more counterparts (including by facsimile or electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement is intended by the parties as a final expression of their agreement as to the subject matter hereof and, together with the Purchase Agreement, the Shareholders Agreement and the Restated Articles, is intended to be a complete and exclusive statement of the agreement and understanding of the parties with respect to that subject matter.

(d) If any one or more of the provisions of this Agreement or any portion thereof shall be invalid, illegal or unenforceable in any respect, this Agreement shall be ineffective only as to such provision and only to the extent of such invalidity, illegality or unenforceability, and such invalidity, illegality or unenforceability shall not in any way affect or impair the validity, legality or enforceability of any other provision contained herein. The parties agree that each of them shall endeavor in good faith negotiations to replace any such invalid, illegal or unenforceable provision(s) (or such portion thereof) with valid, legal and enforceable provisions the economic effect of which is as close as possible to that of the invalid, illegal or unenforceable provisions(s).

(e) This Agreement shall be binding upon and inure to the benefit of the parties and the respective successors and permitted assigns of the parties as contemplated herein, and any successor to the Company by way of merger or otherwise must specifically agree to be bound by the terms hereof as a condition of such succession.

(f) The headings in this Agreement are provided for convenience and do not affect its meaning. The words “include,” “includes,” and “including” are to be read as if they were followed by the phrase “without limitation.” Unless specified otherwise, any reference to an agreement means that agreement as amended or supplemented, subject to any restrictions on amendment contained in such agreement. Unless specified otherwise, any reference to a statute or regulation means that statute or regulation as amended or supplemented from time to time and any corresponding provisions of successor statutes or regulations. If any date specified in this Agreement as a date for taking action falls on a day that is not a Business Day, then that action must be taken on the next Business Day following such day that is not a Business Day. Unless specified otherwise, the words “party” and “parties” refer only to a party named in this Agreement or one who joins pursuant to the terms hereof.

(g) The parties have participated jointly with their respective counsel in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement is to be construed as if drafted jointly by the parties and there is to be no presumption or burden of proof favouring or disfavouring any party because of the authorship of any provision of this Agreement.

(h) Except as expressly provided in Section 7(f), nothing herein is intended or shall be deemed to grant any right or remedy to any person that is not party to this Agreement.

(i) The section and other headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

(j) This Agreement amends and restates the Original Agreement in its entirety and the parties hereto who are parties to the Original Agreement hereby consent and agree to such amendment and restatement of the Original Agreement.

15. Termination of Rights. The rights of the Investors and any Holders in terms of Sections 1(c), 2, 3 and 4 of this Agreement shall be exercisable until the fourth (4th) anniversary of the IPO, whereafter, for the avoidance of doubt, the aforementioned rights shall no longer be exercisable.

16. Dispute Resolution

(a) The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of the parties in dispute, then a senior officer of each such party shall, within thirty (30) days of a written request by any of the disputing parties to call a meeting, meet and shall attempt in good faith to resolve the dispute. If the dispute is not resolved by such senior officers within ten (10) days following such meeting, any disputing party may begin arbitration proceedings as set out in Section 16(b). The procedure of this Section 16(a) shall be a prerequisite before initiating arbitration under Section 16(b), without prejudice to the right of any party in emergency situations to seek attachment (beslag) or relief in summary proceedings (kort geding) prior to initiating or completing such procedures.

(b) All disputes arising in connection with this Agreement, or further agreements or contracts resulting therefrom, shall be finally settled in accordance with the Arbitration Rules of the Netherlands Arbitration Institute (Nederlands Arbitrage Instituut) (the “Rules”), without prejudice to the right of any party to seek attachment (beslag) or relief in summary proceedings (kort geding) before the competent court in Amsterdam, The Netherlands. The arbitral tribunal shall be composed of three (3) arbitrators. The Investors involved in such dispute shall jointly be entitled to appoint one (1) arbitrator, the second arbitrator shall be appointed by the Company, and the third arbitrator shall be appointed by agreement between the parties to the dispute failing which the third arbitrator shall be appointed by the Netherlands Arbitration Institute. The place of arbitration shall be Amsterdam. The arbitral procedure shall be conducted in the English language. The arbitral tribunal shall decide according to the rules of law (naar de regelen des rechts). The arbitrators must, to the extent possible, be knowledgeable concerning the securities industry in the country where the Company’s shares are then listed (or, if not already listed, are proposed to be listed). Consolidation of the arbitral proceedings with other arbitral proceedings pending in The Netherlands, as provided in Article 1046 of The Netherlands Code of Civil Procedure, is excluded.

(c) In addition to the authority conferred on the arbitration tribunal by the Rules, the arbitration tribunal will have the authority (i) to order such production of documents as may reasonably be requested by any party to the dispute or by the tribunal itself and (ii) to make awards, orders and rulings (collectively, “Awards”) for interim relief, including injunctive relief.

(d) All proceedings in connection with any arbitration, including its existence, the content of the proceedings and any decision, will be kept confidential, except (i) as may be lawfully required in judicial proceedings relating to the arbitration, including judicial proceedings to enforce an Award, or (ii) as may be otherwise required by applicable law.

(e) The foregoing agreement to arbitrate will be specifically enforceable. Any Award rendered by the arbitrator will be in writing and will be final and binding upon the parties to the dispute, and may include an award of costs, including reasonable attorneys’ fees and disbursements. The parties hereto waive any right to challenge the arbitration Award. Judgment upon the Award rendered may be entered by any court of competent jurisdiction in The Netherlands, Cyprus, the United States of America and the Czech Republic. Each party agrees to submit to the jurisdiction of any such court for purposes of the enforcement of any such decision, award, order or judgment.

(f) Each party irrevocably waives any objection which it may at any time have to the laying of the venue of any proceedings in any tribunal referred to in this Section 16 and any claim that any such proceedings have been brought in an inconvenient forum.

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IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first set forth above.

COMPANY:

AVG TECHNOLOGIES N.V.

/s/ John Little
Name: John Little
Title: CFO

INVESTORS:

GRISOFT HOLDINGS B.V.

/s/ M.T. Regners-Sieger /s/ F.Y. Sips-Brons
Name: M.T. Regner-Sieger and Sips-Brons
Title: Managing Directors of Orangfield Trust (Netherlands) B.V.

INTEL CAPITAL (CAYMAN) CORPORATION

/s/ Douglas M. Lusk
Name: Douglas M. Lusk
Title: Assistant Treasurer

PEF V INFORMATION TECHNOLOGY II S.a.r.l.

/s/ Piotr Auoustyniak
Name: Piotr Auoustyniak
Title:

TA AVG PARTICIPATIONS COÖPERATIEF U.A.

/s/ Jonathan W. Meeks
Name: Jonathan W. Meeks
Title: Attorney-in-fact

[Signature Page to Amended and Restated Registration Rights Agreement]

Schedule I

TA AVG Participations Coöperatief U.A.

PEF V Information Technology II, S.a.r.l.

Grisoft Holdings B.V.

Intel Capital (Cayman) Corporation

[Signature Page to Amended and Restated Registration Rights Agreement]